                                                                      EXHIBIT 21

               SUBSIDIARIES OF DAISYTEK INTERNATIONAL CORPORATION

                                                                   JURISDICTION OF
NAME                                                               INCORPORATION
----                                                               -------------
Daisytek, Incorporated                                               Delaware
BSD Holdings, Inc. (inactive)                                        Delaware
Daisytek UK Limited                                                  UK

Subsidiaries of Daisytek, Incorporated:
      Daisytek (Canada), Inc.                                        Canada
      Working Capital of America, Inc.                               Delaware
      Home Tech Depot, Inc. (inactive)                               Delaware
      Daisytek de Mexico, S.A. de C.V.                               Mexico
      Daisytek Latin America, Inc.                                   Florida
      Supplies Express, Inc. (inactive)                              Delaware
      Daisytek Services de Mexico, S.A. de C.V.                      Mexico
      Priority Fulfillment Services de Mexico, S.A. de C.V.          Mexico
      Daisytek Australia PTY LTD                                     Australia
      Priority Fulfillment Services Australia PTY LTD                Australia
      Daisytek Asia PTY LTD (inactive)                               Singapore
      The Tape Company                                               Delaware
      Arlington Industries, Inc.                                     Delaware
      B.A. Pargh Company                                             Delaware
      Virtual Demand, Inc.                                           Delaware
      Virtual Demand de Mexico                                       Mexico
      Digital Storage, Inc.                                          Delaware
      Tapebargains.com, Inc.                                         Delaware
      Etertin de Minuchin S.A.                                       Argentina
      Bluehill Investments S.A.                                      Ecuador
      Working Capital of Canada, Inc. (inactive)                     Canada